UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023 (October 27, 2023)

Better Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39864	85-3472546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street
#49404
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 887-2311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BTTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2023, Better Therapeutics, Inc. (the “Company”) disclosed in its registration statement on Form S-1 (File No. 333-268706) that its previously reported financial statements include a payroll accrual of $1.5 million related to expenses incurred during 2022. The Company’s management has determined that this payroll accrual will not be paid out and therefore plans to reverse such amount in its financial statements for the quarter ended September 30, 2023.

The information contained in Item 2.02 in this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders (the “Special Meeting”) of the Company held on October 30, 2023, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	Approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Amendment”), in the form attached to the Company’s Proxy Statement for the Special Meeting (the “Proxy Statement”), filed with the Securities and Exchange Commission on October 16, 2023, as Annex A, to, at the discretion of the Company’s Board of Directors (the “Board”), effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, including any Common Stock held by the Company as treasury shares, at any time prior to October 30, 2024, at a ratio of 1-for-10 to 1-for-25 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of the stockholders (the “Reverse Stock Split”)

Proposal 2:	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

For more information about the foregoing proposals, see the Proxy Statement. At the Special Meeting, there were, represented in person or by proxy, shares of common stock representing 22,404,050 votes, or approximately 55.21% of the voting power on the record date, constituting a quorum. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:  Amendment to Second Amended and Restated Certificate of Incorporation

The Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-10 and 1-for-25, at any time prior to October 30, 2024, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors, without further approval or authorization of its stockholders.

Votes For	Votes Against	Votes Abstaining
22,124,607	275,828	3,615

Proposal 2:  Adjournment of the Special Meeting

Since there were sufficient votes at the time of the Special Meeting to approve the Amendment, the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies was not called for at the Special Meeting.

Timing of Reverse Stock Split

The timing and exact ratio of the reverse stock split will be determined by the Company’s Board of Directors without further approval or authorization of the Company’s stockholders and included in a public announcement once determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Therapeutics, Inc.

Date: October 30, 2023	By:	/s/ Mark Heinen
	Name: Title:	Mark Heinen Chief Financial Officer